EXHIBIT (G) (I) UNDER FORM N-1A
                                            EXHIBIT (10) UNDER ITEM 601/REG. S-K

                              CUSTODIAN AGREEMENT

       THIS AGREEMENT, dated as of February    , 2007, between BBH TRUST a
Delaware statutory trust (the "Fund") on behalf of each of its series (each a "Fund" and collectively the "Funds"), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&Co. or the Custodian),

                              W I T N E S S E T H:

       WHEREAS, the Fund wishes to employ BBH&Co. to act as custodian for the Fund and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions herein set forth;

       NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and BBH&Co. hereby agree, as follows:

1. APPOINTMENT OF CUSTODIAN. The Fund hereby appoints BBH&Co. as the Fund's custodian, and BBH&Co. hereby accepts such appointment. All Investments of the Fund delivered to the Custodian or its agents or Subcustodians shall be dealt with as provided in this Agreement. The duties of the Custodian with respect to the Fund's Investments shall be only as set forth expressly in this Agreement which duties are generally comprised of safekeeping and various administrative duties that will be performed in accordance with Instructions and as reasonably required to effect Instructions.

2.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE  FUND.   The Fund hereby
represents, warrants and covenants each of the following:

       2.1 This Agreement has been, and at the time of delivery of each Instruction such Instruction will have been, duly authorized, executed and delivered by the Fund. This Agreement does not violate any Applicable Law or conflict with or constitute a default under the Fund's prospectus or other organic document, agreement, judgment, order or decree to which the Fund is a party or by which it or its Investments is bound.

       2.2 By providing an Instruction with respect to the first acquisition of an Investment in a jurisdiction other than the United States of America, the Fund shall be deemed to have confirmed to the Custodian that the Fund has (a) assessed and accepted all material Country or Sovereign Risks and accepted responsibility for their occurrence, (b) made all determinations required to be made by the Fund, and (iii) appropriately and adequately disclosed to its shareholders, other investors and all persons who have rights in or to such Investments, all material investment risks, including those relating to the custody and settlement infrastructure or the servicing of securities in such jurisdiction.

       2.3 The Fund shall safeguard and shall solely be responsible for the safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it. In furtherance and not limitation of the foregoing, in the event the Fund utilizes any on-line service offered by the Custodian, the Fund and the Custodian shall be fully responsible for the security of each party's connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards in respect thereof. Additionally, if the Fund uses any on-line or similar communications service made available by the Custodian, the Fund shall be solely responsible for ensuring the security of its access to the service and for the use of the service, and shall only attempt to access the service and the Custodian's computer systems as directed by the Custodian. If the Custodian provides any computer software to the Fund relating to the services described in this Agreement, the Fund will only use the software for the purposes for which the Custodian provided the software to the Fund, and will abide by the license agreement accompanying the software and any other security policies which the Custodian provides to the Fund.

3. REPRESENTATION AND WARRANTY OF BBH&CO. BBH&Co. hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BBH&Co. and does not and will not violate any Applicable Law or conflict with or constitute a default under BBH&Co.'s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound.

4. INSTRUCTIONS. Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to Instructions. As used herein, the term INSTRUCTION shall mean a directive initiated by the Fund, acting directly or through its board of trustees, officers or other Authorized Persons, which directive shall conform to the requirements of this Section 4.

       4.1 AUTHORIZED PERSONS. For purposes hereof, an AUTHORIZED PERSON shall be a person or entity authorized to give Instructions for or on behalf of the Fund by written notices to the Custodian or otherwise in accordance with procedures delivered to and acknowledged by the Custodian, including without limitation the Fund's Investment Adviser or Foreign Custody Manager. The Custodian may treat any Authorized Person as having full authority of the Fund to issue Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority. The Custodian shall be entitled to rely upon the authority of Authorized Persons until it receives appropriate written notice from the Fund to the contrary.

       4.2 FORM OF INSTRUCTION. Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Fund from time to time unless the Fund shall elect to transmit such Instruction in accordance with Subsections 4.2.1 through
       4.2.3 of this Section.

             4.2.1 FUND DESIGNATED SECURED-TRANSMISSION METHOD. Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Fund or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian; it being understood that such acknowledgment shall authorize the Custodian to receive and process such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the method determined by the Authorized Person.

             4.2.2 WRITTEN INSTRUCTIONS. Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

             4.2.3 OTHER FORMS OF INSTRUCTION. Instructions may also be transmitted by another means determined by the Fund or Authorized Persons and acknowledged and accepted by the Custodian (subject to the same limits as to acknowledgements as is contained in Subsection 4.2.1, above) including Instructions given orally or by SWIFT, telex or telefax (whether tested or untested).

When an Instruction is given by means established under Subsections 4.2.1 through 4.2.3, it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but such Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances. Oral Instructions shall be binding upon the Custodian only if and when the Custodian takes action with respect thereto. With respect to telefax instructions, the parties agree and acknowledge that receipt of legible instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated, illegible or unauthorized telefax instructions. The provisions of Section 4A of the Uniform Commercial Code shall apply to Funds Transfers performed in accordance with Instructions. In the event that a Funds Transfer Services Agreement is executed between the Fund or and Authorized Person and the Custodian, such an agreement shall comprise a designation of form of a means of delivering Instructions for purposes of this Section 4.2.

       4.3 COMPLETENESS AND CONTENTS OF INSTRUCTIONS. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in the Fund's Investments and upon any delivery and transfer of any Investment or moneys, the person initiating such Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:

             4.3.1  The  transaction  date  and  the  date   and   location   of
             settlement;

             4.3.2  The specification of the type of transaction;

             4.3.4 A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling notwithstanding any inconsistency contained in such Instruction, particularly with respect to Investment description;

             4.3.5 The name of the broker or similar entity concerned with execution of the transaction.

If the Custodian shall determine that an Instruction is either unclear or incomplete, the Custodian may give prompt notice of such determination to the Fund, and the Fund shall thereupon amend or otherwise reform such Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction

       4.4 TIMELINESS OF INSTRUCTIONS. In giving an Instruction, the Fund shall take into consideration delays which may occur due to the involvement of a Subcustodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established specific timing requirements or deadlines with respect to particular classes of Instruction, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Fund.

5. SAFEKEEPING OF FUND ASSETS. The Custodian shall hold Investments delivered to it or Subcustodians for the Fund in accordance with the provisions of this Section. The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians; or, (b) pre-existing faults or defects in Investments that are delivered to the Custodian, or its Subcustodians. The Custodian is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action. The Custodian shall hold Investments for the account of the Fund and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for the Fund or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian.

       5.1 USE OF SECURITIES DEPOSITORIES. The Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Subcustodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be, and (b) in an account for the Fund or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the
       Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian or (any agent of either) from holding its client assets in such a separate account, the Custodian, the Subcustodian or other agent shall as appropriate segregate such Investments for benefit of the Fund or for benefit of clients of the Custodian generally on its own books.

       5.2 CERTIFICATED ASSETS. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian's vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

       5.3 REGISTERED ASSETS. Investments which are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of the Fund or a nominee for any of the foregoing, and may be held in any manner set forth in paragraph 5.2 above with or without any identification of fiduciary capacity in such registration.

       5.4 BOOK ENTRY ASSETS. Investments which are represented by book-entry may be so held in an account maintained by the Book-Entry Agent on behalf of the Custodian, a Subcustodian or another agent of the Custodian, or a Securities Depository.

       5.5 REPLACEMENT OF LOST INVESTMENTS. In the event of a loss of Investments for which the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the Fund the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss, or, if less, such other amount as shall be agreed by the parties as the date for settlement.

6. ADMINISTRATIVE DUTIES OF THE CUSTODIAN. The Custodian shall perform the following administrative duties with respect to Investments of the Fund.

       6.1 PURCHASE OF INVESTMENTS. Pursuant to Instruction, Investments purchased for the account of the Fund shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Trust or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Trust), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

       6.2 SALE OF INVESTMENTS. Pursuant to Instruction, Investments sold for the account of the Fund shall be delivered (a) against payment therefor in cash, by check or by bank wire transfer, (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Trust or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Trust), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

       6.3 DELIVERY IN CONNECTION WITH BORROWINGS OF THE FUND OR OTHER COLLATERAL AND MARGIN REQUIREMENTS. Pursuant to Instruction, the Custodian may deliver Investments or cash of the Fund in connection with borrowings and other collateral and margin requirements.

       6.4 FUTURES AND OPTIONS. If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Fund and a futures commission merchant regarding margin (TRI-PARTY AGREEMENT), the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the purchase or sale by the Fund of exchange-traded futures contracts and commodity options, (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (MARGIN ACCOUNT), segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant, such Investments as the Fund shall have designated as initial, maintenance or variation "margin" deposits or other collateral intended to secure the Fund's performance of its obligations under the terms of any exchange-traded futures contracts and commodity options; and (c) thereafter pay, release or transfer Investments into or out of the margin account in accordance with the provisions of the such Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for purposes of margin requirements in accordance with Rule 17f-6. The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts and commodity options.

       6.5   CONTRACTUAL  OBLIGATIONS AND SIMILAR INVESTMENTS.    From  time  to
       time, the Fund's Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by book entry agent, registrar or similar agent for recording ownership interests in the relevant Investment. If the Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on the Fund's account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Instruction. The Custodian shall have no responsibility for agreements running to the Fund as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to the Fund.

       6.6 EXCHANGE OF SECURITIES. Unless otherwise directed by Instruction, the Custodian shall: (a) exchange securities held for the account of the Fund for other securities in connection with any reorganization, recapitalization, conversion, split-up, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

       6.7 SURRENDER OF SECURITIES. Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing the same number of shares or the same principal amount of indebtedness.

       6.8   RIGHTS, WARRANTS, ETC. Pursuant to Instruction, the Custodian shall
       (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of such issuer or trustee, for purposes of exercising such rights or selling such securities, and (b) deposit securities in response to any invitation for the tender thereof.

       6.9 MANDATORY CORPORATE ACTIONS. Unless otherwise directed by Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on the Fund's account and promptly notify the Fund of such action, and (b) collect all stock dividends, rights and other items of like nature with respect to such securities.

       6.10 INCOME COLLECTION. Unless otherwise directed by Instruction, the Custodian shall collect any amount due and payable to the Fund with respect to Investments and promptly credit the amount collected to a Principal or Agency Account; provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due and payable with respect to Investments that are in default, or (b) the collection of cash or share entitlements with respect to Investments that are not registered in the name of the Custodian or its Subcustodians. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Fund with respect to Investments.

       6.11 OWNERSHIP CERTIFICATES AND DISCLOSURE OF THE FUND'S INTEREST. The Custodian is hereby authorized to execute on behalf of the Fund ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Fund with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

       6.12 PROXY MATERIALS. The Custodian shall deliver, or cause to be delivered, to the Fund proxy forms, notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian or any nominee.

       6.13 TAXES. The Custodian shall, where applicable, assist the Fund in the reclamation of taxes withheld on dividends and interest payments received by the Fund. In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the advice of counsel and upon information and advice regarding the Fund's tax status that is received from or on behalf of the Fund without duty of separate inquiry.

       6.14 OTHER DEALINGS. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of securities, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom such payment or delivery is made.

       The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by an Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement; provided that the Fund shall have the right to request an accounting with respect to such expenses.

       In fulfilling the duties set forth in Sections 6.6 through 6.10 above, the Custodian shall provide to the Fund all material information pertaining to a corporate action which the Custodian actually receives; provided that the Custodian shall not be responsible for the completeness or accuracy of such information. Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may, when the Custodian deems collection unlikely, be reversed by the Custodian.

       The Custodian may at any time or times in its discretion appoint (and may at any time remove) agents (other than Subcustodians) to carry out some or all of the administrative provisions of this Agreement (AGENTS), provided, however, that the appointment of such agent shall not relieve the Custodian of its administrative obligations under this Agreement.

7. CASH ACCOUNTS, DEPOSITS AND MONEY MOVEMENTS. Subject to the terms and conditions set forth in this Section 7, the Fund hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Fund maintains Investments or in such other currencies as the Fund shall from time to time request by Instruction.

       7.1 TYPES OF CASH ACCOUNTS. Cash accounts opened on the books of the Custodian (PRINCIPAL ACCOUNTS) shall be opened in the name of the Fund. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 9. Cash accounts opened on the books of a Subcustodian may be opened in the name of the Fund or the Custodian or in the name of the Custodian for its customers generally (AGENCY ACCOUNTS). Such deposits shall be obligations of the Subcustodian and shall be treated as an Investment of the Fund. Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts but shall not be liable for their repayment in the event such Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment.

       7.2 PAYMENTS AND CREDITS WITH RESPECT TO THE CASH ACCOUNTS. The Custodian shall make payments from or deposits to any of said accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to the Fund's Investments, and otherwise in accordance with Instructions. The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected. Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.

       7.3 CURRENCY AND RELATED RISKS. The Fund bears risks of holding or transacting in any currency. The Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country (a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Fund shall be for the account of the Fund.

       7.4 FOREIGN EXCHANGE TRANSACTIONS. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of the Fund with such currency brokers or banking institutions, including Subcustodians, as the Fund may direct pursuant to Instructions. The Custodian may act as principal in any foreign exchange transaction with the Fund in accordance with Section 7.4.2 of this Agreement. The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

             7.4.1 THIRD PARTY FOREIGN EXCHANGE TRANSACTIONS. The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Fund on the same basis it performs duties as agent for the Fund with respect to any other of the Fund's Investments. Accordingly the Custodian shall only be responsible for delivering or receiving currency on behalf of the Fund in respect of such contracts pursuant to Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and Instructions to and from the currency broker or banking institution with which a foreign exchange contract or option has been executed pursuant hereto, (b) may make free outgoing payments of cash in the form of Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, and (c) shall hold all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions in safekeeping. The Fund accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

             7.4.2 FOREIGN EXCHANGE WITH THE CUSTODIAN AS PRINCIPAL. The Custodian may undertake foreign exchange transactions with the Fund as principal as the Custodian and the Fund may agree from time to time. In such event, the foreign exchange transaction will be performed in accordance with the particular agreement of the parties, or in the event a principal foreign exchange transaction is initiated by Instruction in the absence of specific agreement, such transaction will be performed in accordance with the usual commercial terms of the Custodian.

       7.5 DELAYS. If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Fund: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and, (b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out such Instructions to transfer cash which are not due to the Custodian's own negligence or willful misconduct.

       7.6 ADVANCES. If, for any reason in the conduct of its safekeeping duties pursuant to Section 5 hereof or its administration of the Fund's assets pursuant to Section 6 hereof, the Custodian or any Subcustodian advances monies to facilitate settlement or otherwise for benefit of the Fund (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day), the Fund hereby does:

             7.6.1 acknowledge that the Fund shall have no right or title to any Investments purchased with such Advance save a right to receive such Investments upon: (a) the debit of the Principal or Agency Account; or, (b) if such debit would produce an overdraft in such account, other reimbursement of the associated Advance;

             7.6.2  grant  to  the  Custodian   a   security   interest  in  all
             Investments; and,

             7.6.3 agree that the Custodian may secure the resulting Advance by perfecting a security interest in all Investments under Applicable Law.

Neither the Custodian nor any Subcustodian shall be obligated to advance monies to the Fund, and in the event that such Advance occurs, any transaction giving rise to an Advance shall be for the account and risk of the Fund and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such Advance shall have been made by a Subcustodian or any other person, the Custodian may assign the security interest and any other rights granted to the Custodian hereunder to such Subcustodian or other person. If the Fund shall fail to repay when due the principal balance of an Advance and accrued and unpaid interest thereon, the Custodian or its assignee, as the case may be, shall be entitled to utilize the available cash balance in any Agency or Principal Account and to dispose of any Investments to the extent necessary to recover payment of all principal of, and interest on, such Advance in full. The Custodian may assign any rights it has hereunder to a Subcustodian or third party. Any security interest in Investments taken hereunder shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code (1997). Accordingly, the Custodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.

       7.7 INTEGRATED ACCOUNT. For purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in Dollars) shall collectively constitute a single and indivisible current account with respect to the Fund's obligations to the Custodian, or its assignee, and balances in such Principal Accounts shall be available for satisfaction of the Fund's obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.

8. SUBCUSTODIANS AND SECURITIES DEPOSITORIES. Subject to the provisions hereinafter set forth in this Section 8, the Fund hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Fund and to appoint from time to time and to utilize Subcustodians. With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Trust), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and clearing agencies, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Instructions.

       8.1 DOMESTIC SUBCUSTODIANS AND SECURITIES DEPOSITORIES. The Custodian may deposit and/or maintain, either directly or through one or more agents appointed by the Custodian, Investments of the Fund in any Securities Depository in the United States, including The Depository Trust company, provided such Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund in the United States.

       8.2 FOREIGN SUBCUSTODIANS AND SECURITIES DEPOSITORIES. Unless instructed otherwise by the Fund, the Custodian may deposit and/or maintain non-U.S. Investments of each Fund in any non-U.S. Securities Depository, provided such Securities Depository meets the requirements of an "eligible securities depository" under Rule 17f-7 promulgated under the 1940 Act or any successor rule or regulation ("Rule 17f-7"), or which by order of the Securities and Exchange Commission is exempted therefrom. Prior to the time that securities are placed with such depository, but subject to the provisions of Section 8.2.3 below, the Custodian shall have prepared an analysis of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with subsection 8.2.2 of this Section Additionally, the Custodian may, at any time and from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund outside the United States. Such appointment of foreign Subcustodians shall be subject to the provisions of the attached 17F-5 DELEGATION SCHEDULE. The use of non-U.S. Securities Depositories shall be subject to the terms of Subsections 8.2.2 and 8.2.3 hereof. An Instruction to open an account in a given country shall comprise authorization of the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of the Fund to invest in such country.

             8.2.1 DELEGATION OF BOARD REVIEW OF SUBCUSTODIANS. From time to time, the Custodian may agree to perform certain reviews of Subcustodians and of Subcustodian Contracts as delegate of the Fund's Board. In such event, the Custodian's duties and obligations with respect to this delegated review will be performed in accordance with the terms of the 17f-5 Delegation Schedule to this Agreement.

             8.2.2 MONITORING AND RISK ASSESSMENT OF SECURITIES DEPOSITORIES. Prior to the placement of any assets of a Fund with a Securities Depository, the Custodian: (a) shall provide to the Fund's Investment Advisor an assessment of the custody risks associated with maintaining assets within such Securities Depository; and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Fund or its Investment Adviser of any material changes in such risk. In performing its duties under this subsection, the Custodian shall use reasonable care and may rely on such reasonable sources of information as may be available, including, but not limited to:
             (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; and/or (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care. The risk assessment shall be provided to the Fund's Investment Advisor by such means as the Custodian shall reasonably establish Advice of material changes in such assessments may be provided by the Custodian in the manner established as customary between the Fund's Investment Adviser and the Custodian for the transmission of material market information.

       8.3 RESPONSIBILITY FOR SUBCUSTODIANS. With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a Foreign Depository, Securities System or foreign clearing agency), including demand deposit and interest bearing deposits, currencies or other deposits and foreign exchange contracts as referred to herein, the Custodian shall be liable to the Fund if and only to the extent that such Subcustodian is liable to the Custodian and the Custodian recovers under the applicable subcustodian agreement.

       8.4 NEW COUNTRIES. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event, however, the Custodian is unable to establish such arrangements prior to the time such investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping agent, and the use of such local safekeeping agent shall be at the sole risk of the Fund, and accordingly the Custodian shall be responsible to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent.

9. RESPONSIBILITY OF THE CUSTODIAN. In performing its duties and obligations hereunder, the Custodian shall use reasonable care under the facts and circumstances prevailing in the market where performance is effected. Subject to the specific provisions of this Section, the Custodian shall be liable for any direct damage incurred by the Fund in consequence of the Custodian's negligence, bad faith or willful misconduct. In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if the Custodian has been advised of the possibility of such damages. It is agreed that the Custodian shall have no duty to assess the risks inherent in the Fund's Investments or to provide investment advice with respect to such Investments and that the Fund as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer.

       9.1 LIMITATIONS OF PERFORMANCE. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not liable hereunder for any loss or damage in association with such failure to perform, for or in consequence of the following causes:

             9.1.1 FORCE MAJEURE. FORCE MAJEURE shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its Subcustody Agreement or by any other agent of the Custodian or the Subcustodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk,
             (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

             9.1. COUNTRY RISK. COUNTRY RISK shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

             9.1.3 SOVEREIGN RISK. SOVEREIGN RISK shall mean, in respect of any jurisdiction, including the United States of America, where Investments is acquired or held hereunder or under a Subcustody Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation, expropriation or nationalization of any Investments by any Governmental Authority, whether de facto or de jure, (iv) any devaluation or revaluation of the currency, (d) the imposition of taxes, levies or other charges affecting Investments,
             (vi) any change in the Applicable Law, or (e) any other economic or political risk incurred or experienced.

       9.2.  LIMITATIONS ON LIABILITY.   The  Custodian  shall not be liable for
       any loss, claim, damage or other liability arising from the following causes:

             9.2.1 FAILURE OF THIRD PARTIES. The failure of any third party including: (a) any issuer of Investments or book-entry or other agent of and issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an Investment Advisor, Foreign Custody Manager or other agent of the Fund; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

             9.2..2 INFORMATION SOURCES. The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

             9.2.3 RELIANCE ON INSTRUCTION. Action by the Custodian or the Subcustodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of, the Fund's declaration of Fund or by-laws, Applicable Law, or actions by the trustees, or shareholders of the Fund.

             9.2.4  RESTRICTED  SECURITIES.    The limitations inherent  in  the
             rights, transferability or similar investment characteristics of a given Investment of the Fund.

10. INDEMNIFICATION. The Fund hereby indemnifies the Custodian and each Subcustodian, and their respective agents, nominees and the partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them in connection with the performance of this Agreement and any Instruction. If a Subcustodian or any other person indemnified under the preceding sentence, gives written notice of claim to the Custodian, the Custodian shall promptly give written notice to the Fund. Not more than thirty days following the date of such notice, unless the Custodian shall be liable under Section 8 hereof in respect of such claim, the Fund will pay the amount of such claim or reimburse the Custodian for any payment made by the Custodian in respect thereof.

11.    REPORTS AND RECORDS.  The Custodian shall:

       11.1 create and maintain records relating to the performance of its obligations under this Agreement;

       11.2 make available to the Fund, its auditors, agents and employees, during regular business hours of the Custodian, upon reasonable request and during normal business hours of the Custodian, all records maintained by the Custodian pursuant to paragraph (a) above, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its custody customers generally; and

       11.3 make available to the Fund all Electronic Reports; it being understood that the Custodian shall not be liable hereunder for the inaccuracy or incompleteness thereof or for errors in any information included therein.

       The Fund shall examine all records, howsoever produced or transmitted, promptly upon receipt thereof and notify the Custodian promptly of any discrepancy or error therein. Unless the Fund delivers written notice of any such discrepancy or error within a reasonable time after its receipt thereof, such records shall be deemed to be true and accurate. It is understood that the Custodian now obtains and will in the future obtain information on the value of assets from outside sources which may be utilized in certain reports made available to the Fund. The Custodian deems such sources to be reliable but it is acknowledged and agreed that the Custodian does not verify nor represent nor warrant as to the accuracy or completeness of such information and accordingly shall be without liability in selecting and using such sources and furnishing such information.

12.    MISCELLANEOUS.

       12.1 PROXIES, ETC. The Fund will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be necessary or desirable for the Custodian to provide, or to cause any Subcustodian to provide, custody services.

       12.2 ENTIRE AGREEMENT. Except as specifically provided herein, this Agreement constitutes the entire agreement between the Fund and the Custodian with respect to the subject matter hereof. Accordingly, this Agreement supersedes any custody agreement or other oral or written agreements heretofore in effect between the Fund and the Custodian with respect to the custody of the Fund's Investments.

       12.3 WAIVER AND AMENDMENT. No provision of this Agreement may be waived, amended or modified, and no addendum to this Agreement shall be or become effective, or be waived, amended or modified, except by an instrument in writing executed by the party against which enforcement of such waiver, amendment or modification is sought; provided, however, that an Instruction shall, whether or not such Instruction shall constitute a waiver, amendment or modification for purposes hereof, shall be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith.

       12.4 GOVERNING LAW AND JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN.

       12.5 NOTICES. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier or
       (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

             If to the Fund:

             BBH Trust
             140 Broadway
             New York, NY  10005
                    Attn.:  President
             Telephone: ___________
             Facsimile:  ___________

             If to the Custodian:

             Brown Brothers Harriman & Co.
             c/o BBH Mutual Fund Services Group
             140 Broadway
             16th Floor
             New York, New York  10005
                    Attn.:  Chief Financial Officer
             Telephone:
             Facsimile:                 ,

       or such other address as the Fund or the Custodian may have designated in writing to the other.

       12.6  HEADINGS.   Paragraph headings included herein are for  convenience
       of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

       12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Fund and the Custodian.

             1.8 CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Subcustodian, any Regulatory Authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

             1.9 COUNSEL. In fulfilling its duties hereunder, the Custodian shall be entitled to receive and act upon the advice of (i) counsel regularly retained by the Custodian in respect of such matters, (ii) counsel for the Fund or (iii) such counsel as the Fund and the Custodian may agree upon, with respect to all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

13.    DEFINITIONS.   The following  defined  terms  will  have  the  respective meanings set forth below.

       13.1 ADVANCE shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include amounts paid to third parties for account of the Fund or in discharge of any expense, tax or other item payable by the Fund.

       13.2 AGENCY ACCOUNT shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section 7.1.

       13.3  AGENT shall have the meaning set forth in the last system of
       Section 6.

       13.4  APPLICABLE LAW shall mean with respect  to  each  jurisdiction, all
       (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations licenses and permits; and (c) judgments, decrees, injunctions writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.

       13.5 AUTHORIZED PERSON shall mean any person or entity authorized to give Instructions on behalf of the Fund in accordance with Section 4.1.

       13.6 BOOK-ENTRY AGENT shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

       13.7  CLEARING TRUST shall mean  any  entity  or  system  established for
purposes   of  providing  securities  settlement  and  movement  and  associated functions for a given market.

       13.8 DELEGATION AGREEMENT shall mean any separate agreement entered into between the Custodian and the Fund or its authorized representative with respect to certain matters concerning the appointment and administration of Subcustodians delegated to the Custodian pursuant to Rule 17f-5.

       13.9 FOREIGN CUSTODY MANAGER shall mean the Fund's foreign custody manager.

       13.10 FOREIGN FINANCIAL REGULATORY AUTHORITY shall have the meaning given by Section 2(a)(50) of the 1940 Act.

       13.11 FUNDS TRANSFER SERVICES AGREEMENT shall mean any separate agreement entered into between the Custodian and the Fund or its authorized representative with respect to certain matters concerning the processing of payment orders from Principal Accounts of the Fund.

       13.12 INSTRUCTION(S) shall have the meaning assigned in Section 4.

       13.13 INVESTMENT ADVISOR shall mean any person or entity who is an Authorized Person to give Instructions with respect to the investment and reinvestment of the Fund's Investments.

       13.14 INVESTMENTS shall mean any investment asset of the Fund, including without limitation securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets.

       13.15 MARGIN ACCOUNT shall have the meaning set forth in Section 6.4 hereof.

       13.16 PRINCIPAL ACCOUNT shall mean deposit accounts of the Fund carried on the books of BBH&Co. as principal in accordance with Section 7.

       13.17 SAFEKEEPING ACCOUNT shall mean an account established on the books of the Custodian or any Subcustodian for purposes of segregating the interests of the Fund (or clients of the Custodian or Subcustodian) from the assets of the Custodian or any Subcustodian.

       13.18 SECURITIES DEPOSITORY shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market, if a foreign Securities Depository, meets the definitional requirements of Rule 17f-7 under the 1940 Act.

       13.19 SUBCUSTODIAN   shall  mean  each  foreign  bank  appointed  by  the
Custodian pursuant to Section 8, but shall not include Securities Depositories.

       13.20 TRI-PARTY AGREEMENT shall have the meaning set forth in Section 6.4 hereof.

14. COMPENSATION. The Fund agrees to pay to the Custodian (a) a fee in an amount set forth in the fee letter between the Fund and the Custodian in effect on the date hereof or as amended from time to time, and (b) all out-of-pocket expenses incurred by the Custodian, including the fees and expenses of all Subcustodians, and payable from time to time. Amounts payable by the Fund under and pursuant to this Section 14 shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.

15. TERMINATION. This Agreement may be terminated by either party in accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

       15.1 NOTICE AND EFFECT. This Agreement may be terminated by either party by written notice effective no sooner than seventy-five days following the date that notice to such effect shall be delivered to other party at its address set forth in paragraph 12.5 hereof.

       15.2 SUCCESSOR CUSTODIAN. In the event of the appointment of a successor custodian, it is agreed that the Investments of the Fund held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Fund in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer the Fund's Investments in accordance with Instructions.

       15.3 DELAYED SUCCESSION. If no Instruction has been given as of the effective date of termination, Custodian may at any time on or after such termination date and upon ten days written notice to the Fund either (a) deliver the Investments of the Fund held hereunder to the Fund at the address designated for receipt of notices hereunder; or (b) deliver any investments held hereunder to a bank or Trust company having a capitalization of $2M USD equivalent and operating under the Applicable law of the jurisdiction where such Investments are located, such delivery to be at the risk of the Fund. In the event that Investments or moneys of the Fund remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Fund to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.


       0.4 SEVERAL LIABILITY. The parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

                                        BBH TRUST

                                        By:
                                        Name:  Judith J. Mackin
                                        Title:  Vice President

                                        BROWN BROTHERS  HARRIMAN & CO.

                                        By:
                                        Name:
                                        Title:

                           17F-5 DELEGATION SCHEDULE

       By its execution of this Delegation Schedule, BBH TRUST, a Delaware statutory trust, acting through and under the direction of its Board of Trustees (the "Trust"), hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the "Delegate"), as its delegate to perform certain functions with respect to the custody outside the United States of the Assets of each series of the Trust (each a "Fund" and collectively the "Funds").

1. Maintenance of Fund Assets Abroad. The Trust hereby instructs Delegate pursuant to the terms of the Custodian Agreement to place and maintain each Fund's Assets in countries outside the United States in accordance with Instructions received from the Fund's investment advisor. Such instruction shall represent a Proper Instruction under the terms of the Custodian Agreement. The Trust acknowledges that - (a) the Delegate shall perform services hereunder only with respect to the countries where it provides custodial services to the Funds under the Custodian Agreement; (b) depending on conditions in the particular country, advance notice may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Delegate to provide delegated or custodial services in any country, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services.

2. Selection of Eligible Foreign Custodian and Contract Administration. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing each Fund's foreign custodian arrangement:

       (a) Selection of Eligible Foreign Custodian. The Delegate shall place and maintain each Fund's Assets with an Eligible Foreign Custodian; provided that the Delegate shall have determined that each Fund's Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant markets after considering all factors relevant to the safekeeping of such assets including without limitation:

             (i) The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;

             (ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Funds' Assets;

             (iii) The Eligible Foreign Custodian's general reputation and standing; and

             (iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's appointment of an agent for service or process in the United States or consent to jurisdiction in the United States.

       (b) Contract Administration. The Delegate shall cause that the foreign custody arrangements with an Eligible Foreign Custodian shall be governed by a written contract that the Delegate has determined will provide reasonable care for Fund assets based on the standards specified in Section (c)(1) of Rule 17f-
5. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

             (i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;

             (ii) That the Funds' Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

             (iii) That beneficial ownership of each Funds' Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

             (iv) That adequate records will be maintained identifying each Funds' Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

             (v) That each Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

             (vi) That the Delegate will receive sufficient and timely periodic reports with respect tot he safekeeping of the Funds' Assets, including, but not limited to, notification of any transfer to or from each Fund's account or a third party account containing he Fund's Assets.

       (c) Limitation to Delegated Selection. Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7.

       (d) Most Favored Client. If at any time prior to termination of this Agreement, the Delegate, as a matter of standard business practice, accepts delegation as Foreign Custody Manager for its U.S. mutual fund clients on terms of materially greater benefit to the Funds than set forth in this Agreement, the Delegate hereby agrees to negotiate with the Trust in good faith with respect thereto.

4. Monitoring. The Delegate shall establish a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining the Funds' Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of placement of the Funds' Assets in accordance with the criteria established under Section 3(a) if this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of the contract governing the Funds' arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule.

5. Reporting. At least annually and more frequently as mutually agreed between the parties, the Delegate shall provide to the Trust's Board written reports specifying placement of the Funds' Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule and shall promptly report as to any material changes to such foreign custody arrangements. Delegate will prepare such report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 only to the extent specifically agreed with respect to the particular situation.

6. Withdrawal of Fund Assets. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Delegation Schedule no longer meets the requirements of said Section, Delegate shall withdraw the Funds' Assets from the non-complying arrangement as soon as reasonably practicable, and shall place the Funds' Assets with another Eligible Foreign Custodian selected by the Delegate, if possible; provided, however, that if in the reasonable judgment of the Delegate such withdrawal would require liquidation of any Fund Assets or would materially impair the liquidity, value or other investment characteristics of the Funds' Assets, it shall be the duty of the Delegate to provide information regarding the particular circumstances and to act only in accordance with Proper Instructions of the Fund or its Investment Advisor with respect to such liquidation or other withdrawal.

7. Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Schedule, the Trust acting through its Board, its Investment Advisor or its other authorized representative, may direct the Delegate to place and maintain the Funds' Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Custodian will not provide delegation services. In such event, the Delegate shall be entitled to rely on any such instruction as a Proper Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangements save those that it may undertake specifically in writing with respect to each particular instance.

8. Standard of Care. In carrying out its duties under this Delegation Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Funds' Assets would exercise.

9. Representations. The Delegate hereby represents and warrants that it is a U.S. Bank and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate.

       The Trust hereby represents and warrants that this Delegation Schedule has been duly authorized, executed and delivered by the Trust and is a legal, valid and binding agreement of the Trust.

10. Effectiveness; termination. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate's signature, and shall supercede in its entirety any Foreign Custody Manager Delegation Agreement previously executed by the parties. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 90th day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

11. Notices. Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

12.    Definitions.   Capitalized  terms  in  this  Delegation Schedule have the following meanings:

       a. Eligible Foreign Custodian - shall have the meaning set forth in Rule 17f-5(a)(1) and shall also include a U.S. Bank.

       b. Fund Assets - shall mean any of the Funds' investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Funds' transactions in such investments.

       c. Proper Instructions - shall have the meaning set forth in the Custodian Agreement.

       d.    Securities Depository - shall have  the  meaning  set forth in Rule
17f-7.

       e. Sovereign Risk - shall have the meaning set forth in Section 9.1.3 of the Custodian Agreement.

       f. U.S. Bank - shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the Act.

13. Governing Law and Jurisdiction. This Delegation Schedule shall be construed in accordance with the laws of the State of New York. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New York or the Commonwealth of Massachusetts or of the state courts of either such State or such Commonwealth.

14. Fees. Delegate shall perform its function under this Delegation Schedule for the compensation determined under the Custodian Agreement.

15. Integration. This Delegation Schedule sets forth all of the Delegate's duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate's obligations under the Custodian Agreement.

       The Delegate agrees that any claims by it against the Trust under this Delegation Schedule may be satisfied only from the assets of the affected Fund(s); that the person executing this Delegation Schedule has executed it on behalf of the Trust and not individually, and that the obligations of the Trust arising out of this Delegation Schedule are not binding upon such person or the Funds' shareholders individually but are binding only upon the assets and property of the Funds; and that no shareholders, trustees or officers of the Trust may be held personally liable or responsible for any obligations of the Trust arising out of this Delegation Schedule.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

BBH TRUST



By:
Name:  Judith J. Mackin
Title:  Vice President


BROWN BROTHERS HARRIMAN & CO.



By:
Name:
Title: